EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 19, 1998 appearing on page F-1 of North American Scientific, Inc.'s Annual Report on Form 10-KSB for the ended October 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


Costa Mesa, California
September 8, 1998